                       TRIARC CONSUMER PRODUCTS GROUP, LLC
                              LIST OF SUBSIDIARIES




                                                                                                 State or Jurisdiction
                                                                                                 Under Which Organized
                                                                                                 ---------------------
Triarc Beverage Holdings Corp.                                                                         Delaware
         Mistic Brands, Inc.                                                                           Delaware
         Snapple Beverage Corp.                                                                        Delaware
                  Snapple International Corp.                                                          Delaware
                           Snapple Beverages de Mexico, S.A. de C.V. (1)                                Mexico
                           Snapple Caribbean Corp.                                                     Delaware
                  Snapple Europe Limited                                                            United Kingdom
                  Snapple Canada, Ltd.                                                                  Canada
                  Snapple Worldwide Corp.                                                              Delaware
                  Snapple Finance Corp.                                                                Delaware
                  Pacific Snapple Distributors, Inc.                                                  California
                  Mr. Natural, Inc.                                                                    Delaware
                  Kelrae, Inc.                                                                         Delaware
                  Millrose Distributors, Inc.                                                         New Jersey
         Cable Car Beverage Corporation                                                                Delaware
                  Old San Francisco Seltzer, Inc.                                                      Colorado
                  Fountain Classics, Inc.                                                              Colorado
RC/Arby's Corporation (formerly Royal Crown Corporation)                                               Delaware
         ARHC, LLC                                                                                     Delaware
         RCAC Asset Management, Inc.                                                                   Delaware
         Arby's, Inc.                                                                                  Delaware
                  Arby's Building and Construction Co.                                                  Georgia
                  Arby's of Canada Inc.                                                                 Ontario
                  Arby's (Hong Kong) Limited                                                           Hong Kong
                  Arby's De Mexico S.A. de C.V.                                                         Mexico
                           Arby's Immobiliara                                                           Mexico
                           Arby's Servicios                                                             Mexico
                  TJ Holding Company, Inc.                                                             Delaware
         Arby's Restaurants, Limited                                                                United Kingdom
         Arby's Limited                                                                             United Kingdom
         Arby's Restaurant Construction Company                                                        Delaware
         Arby's Restaurants, Inc.                                                                      Delaware
         RC-11, Inc. (formerly National Picture & Frame Co.)                                          Mississippi


         Promociones Corona Real, S.A. de C.V.                                                          Mexico
         RC Leasing, Inc.                                                                              Delaware
         Royal Crown Netherland B.V.                                                                  Netherland
         Royal Crown Bottling Company of Texas (formerly Royal                                         Delaware
         Crown Bottlers of Texas, Inc.)
         Royal Crown Company, Inc. (formerly Royal Crown Cola                                          Delaware
         Co.)
                  RC Services Limited (2)                                                               Ireland
                  Retailer Concentrate Products, Inc.                                                   Florida
                  TriBev Corporation                                                                   Delaware

____________________
(1) 99% owned by Snapple International Corp. and 1% owned by Snapple Worldwide Corp.

(2)   99% owned by Royal Crown Company, Inc. and 1% owned by RC/Arby's
      Corporation.